Exhibit 8.1

Subsidiary	Jurisdiction
Advanced Battlestations, Inc.	United States
Alkers Solutions Inc.	United States
Buildeniac, Inc.	United States
CAOPC, Inc.	United States
Chief Value Limited	Hong Kong
ChiefValue.com, Inc.	United States
GAOPC, Inc.	United States
Hangzhou Lianluo Technology Co., Ltd.	China
INOPC Inc.	United States
Magnell Associate, Inc.	United States
Newegg Australia Pty Ltd	Australia
Newegg Business Inc.	United States
Newegg Canada Inc.	Canada
Newegg Capital Inc.	Taiwan
Newegg Capital International	Cayman Islands
Newegg China Inc.	Cayman Islands
Newegg Commerce (SH) Co., Ltd	China
Newegg Enterprises LLC	United States
Newegg Europe, Inc.	Cayman Islands
Newegg Facility Solutions, Inc.	United States
Newegg Greater China (Hong Kong) Company Limited	Hong Kong
Newegg Inc.	United States
Newegg International Inc.	Cayman Islands
Newegg Logistics Services Inc.	United States
Newegg North America Inc.	United States
Newegg Staffing Inc.	United States
Newegg Taiwan Inc.	Taiwan
Newegg Tech (Chengdu) Co., Ltd.	China
Newegg Tech (China) Co., Ltd.	China
Newegg Tech (Shanghai) Co., Ltd.	China
Newegg Tech (Xian) Co., Ltd.	China
Newegg Tech Corporation	Cayman Islands
Newegg Tech Inc.	Cayman Islands
Newegg Tech Research and Development Limited	Hong Kong
Newegg Tech Support Limited	Hong Kong
Newegg Texas, Inc.	United States
Newegg Trading Limited	Hong Kong
Newegg UK, Ltd.	United Kingdom
Newegg.com Americas Inc.	United States
NJOPC, Inc.	United States
Nutrend Automotive Inc.	United States
OZZO Inc.	United States
OZZO International	Cayman Islands
OZZO International Limited	Hong Kong
Rosewill Inc.	United States
Rosewill Limited	Hong Kong
TNOPC, Inc.	United States
Youke (Shanghai) Education Technology Co., Ltd.	China